UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 8, 2020

Capital Senior Living Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway
Suite 300
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSU	New York Stock Exchange

Item 8.01	Other Events

First Quarter 2020 Quarterly Report on Form 10-Q

Capital Senior Living Corporation (the “Company,” “we,” “our” and “us”) will be relying on the Securities and Exchange Commission’s Orders under Section 36 of the Securities and Exchange Act of 1934, as amended, dated March 4, 2020 and March 25, 2020 (Release Nos. 34-88318 and 34-88465), to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”). The coronavirus (COVID-19) pandemic has caused disruptions in the Company’s business and operations, including due to recent quarantines, shelter-in-place orders, travel bans, illnesses and other limitations, which have required the Company’s employees to work remotely and disrupted normal interactions with accounting personnel, legal advisors and other parties who are involved in the preparation of the Quarterly Report, including a third party accounting firm who is assisting the Company with accounting considerations related to the recently announced restructuring of the Company’s lease agreements with its three largest landlords. The Company expects to file the Quarterly Report on or around May 21, 2020 (but in any event no later than June 25, 2020, which is 45 days from the Quarterly Report’s original filing deadline of May 11, 2020).

Risk Factor Updates

In addition, in light of the rapidly evolving coronavirus (COVID-19) pandemic, the Company is also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”). The following risk factor should be read in conjunction with the risk factors disclosed in the Annual Report.

The sudden onset of COVID-19 has had a significant adverse impact on occupancy levels, revenues, expenses and operating results at our communities. Although we are unable to predict the full nature and extent of the impact of COVID-19 at this time, we expect COVID-19 will continue to have a significant adverse effect on our business, financial condition, liquidity and results of operations.

We face risks related to an epidemic, pandemic or other health crisis. Since its discovery in December 2019, a new strain of coronavirus, which causes the viral disease known as COVID-19, has spread from China to many other countries, including the United States. The outbreak has been declared to be a pandemic by the World Health Organization, and the Health and Human Services Secretary has declared a public health emergency in the United States in response to the outbreak. Additionally, the Centers for Disease Control and Prevention has stated that older adults are at a higher risk for serious illness from COVID-19.

In an effort to protect our residents and employees and slow the spread of COVID-19 and in response to recent quarantines, shelter-in-place orders and other limitations imposed by federal, state and local governments, we have restricted or limited access to our communities, including limitations on in-person prospective resident tours and, in certain cases, new resident admissions. As a result, COVID-19 has caused, and we expect will continue to cause, a decline in the occupancy levels at our communities, which will negatively impact our revenues and operating results, which depend significantly on such occupancy levels.

In addition, the recent outbreak of COVID-19 has required us to incur, and we expect will require us to continue to incur, significant additional operating costs and expenses in order to care for our residents, including increased costs and expenses relating to supplies and personal protective equipment, labor and specialized disinfecting and cleaning services. Further, residents at certain of our senior housing communities have tested positive for COVID-19, which has increased our costs of caring for the residents at such communities and has resulted in reduced occupancies at such communities.

As a result, we expect COVID-19 will have a significant adverse effect on our business, financial condition, liquidity, and results of operations. It will also affect management’s assessment under ASC 205-40 as to whether there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date on which the Company’s financial statements are issued. Also, in connection with the recently announced restructuring of the lease agreements with our three largest landlords, we and our third-party accounting advisors are performing impairment analyses on certain of our leasehold improvements and operating lease right-of-use assets. Although the impairment analyses have not been completed, we expect to incur significant impairment charges related to such assets in the first quarter of fiscal 2020, due to the significant shortening of the lease term and the impact of COVID-19.

We are continuing to evaluate and consider the impact of COVID-19 on our overall business and operations. The full nature and extent of such impact will depend on future developments, which are highly uncertain and cannot be predicted at this time, including the speed, depth, geographic reach, and duration of the spread of COVID-19, new information that may emerge concerning the severity of COVID-19, the actions taken to prevent or contain the spread of COVID or treat its impact, the legal, regulatory and administrative developments that occur at the federal, state and local levels in response to the COVID-19 pandemic, and the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or the Company’s response efforts, among others.

Safe Harbor for Forward-Looking Statements

The forward-looking statements in this Form 8-K are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to, the continued spread of COVID-19, including the speed, depth, geographic reach and duration of such spread, new information that may emerge concerning the severity of COVID-19, the actions taken to prevent or contain the spread of COVID or treat its impact, the legal, regulatory and administrative developments that occur at the federal, state and local levels in response to the COVID-19 pandemic, and the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or the Company’s response efforts; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt and lease obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt and lease agreements, including certain financial covenants and the terms and conditions of its recent forbearance agreements, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; the risks associated with a decline in economic conditions generally; the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies; changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2020	Capital Senior Living Corporation

	By:	/s/ Carey P. Hendrickson
	Name:	Carey P. Hendrickson
	Title:	Executive Vice President and
Chief Financial Officer